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                HILB, ROGAL AND HAMILTON COMPANY

                         1989 STOCK PLAN

                   (As Amended August 5, 1997)



I.   PURPOSE

     This 1989 Stock Plan is intended to assist Hilb, Rogal and

Hamilton Company (the "Company") in recruiting, retaining and motivating capable individuals as key employees and Directors by enabling those individuals who contribute significantly to the

Company to participate in its future success and to associate their interests with those of the Company through equity

participation or equity-based rewards.  This Plan is also

intended to assist affiliated corporations in recruiting,

retaining and motivating capable individuals as key employees by enabling such employees who contribute significantly to the

affiliated corporation and, thereby the Company, to participate in the Company's future success and to associate their interests with those of the Company through equity participation or equity-

based rewards.  The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

II.  DEFINITIONS

     For purposes of this Plan, the following terms shall have

the following meanings:

     (a)  Affiliate means any "subsidiary" or "parent"

corporation (within the meaning of Section 424 of the Code) of the Company.

     (b)  Agreement means a written agreement (including any

amendment or supplement thereto) between the Company and a

Participant specifying the terms and conditions of an Option, SAR or Restricted Stock award granted to such Participant.

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     (c)  Board means the Board of Directors of the Company.

     (d)  Change of Control means and shall be deemed to have

taken place if:  (i) any individual, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act)

becomes the beneficial owner of shares of the Company having 25 percent or more of the total number of votes that may be cast for the election of directors of the Company, other than (a) as a result of any acquisition directly from the Company, or (b) as a result of any acquisition by any employee benefit plans (or

related trusts) sponsored or maintained by the Company or its

Subsidiaries; or (ii) there is a change in the composition of the

Board such that the individuals who, as of August 5, 1997,

constitute the Board (the Board as of August 5, 1997 shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided,

however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to August 5, 1997 whose election, or nomination for election by the Company's

shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened

solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or (iii) if at any time, (w) the Company shall consolidate with, or merge with, any other Person and the

Company shall not be the continuing or surviving corporation, (x)

any Person shall consolidate with, or merge with, the Company,

and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding

Common Stock shall be changed into or exchanged for stock or

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other securities of any other Person or cash or any other

property, (y) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a

Subsidiary of any other Person, or (z) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

     (e)  Change of Control Date is the date of the occurrence of an event described in (i), (ii) or (iii) of the definition of

"Change of Control" above.

     (f)  Code means the Internal Revenue Code of 1986, and any amendments thereto.

     (g)  Committee means the Compensation Committee which shall be appointed from time to time by the Board but shall always consist of three individuals, all of whom shall be Directors of the Company who are not employees of the Company.

     (h)  Common Stock means the common stock of the Company.

     (i)  Director means a member of the Board.

     (j)  Exchange Act means the Securities Exchange Act of 1934,

as amended from time to time, and any successor thereto.

     (k)  Fair Market Value means, for any given date, the

closing price per share of Common Stock as reported on the New

York Stock Exchange composite tape on that day or, if the Common

Stock was not traded on such day, then the next preceding day that the Common Stock was traded on such exchange, all as

reported by such source as the Committee may select.

     (l)  Initial Value means with respect to any SAR, the Fair

Market Value on the date of the grant of the SAR as set forth in the applicable Agreement.

     (m)  Option means a stock option, not otherwise specifically qualified for favorable tax treatment under a section of the

Code, that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement under the terms of this Plan.

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     (n)  Participant means an employee of the Company or an

Affiliate or a member of the Board of Directors of the Company,

whether or not an employee of the Company, who satisfies the requirements of Section IV of the Plan and who either is selected by the Committee to receive an Option, SAR or award of Restricted

Stock or receives a grant of an Option pursuant to Section VII.

     (o)  Person shall have the meaning ascribed to such term in

Section 3(a)(9) of the Exchange Act and used in Sections 13(d)

and  14(d) thereof, including a "group" as defined in Section

13(d).

     (p)  Plan means the Hilb, Rogal and Hamilton Company 1989

Stock Plan.

     (q)  1986 Plan means the Hilb, Rogal and Hamilton Company

1986 Incentive Stock Option Plan.

     (r)  Restricted Stock means shares of Common Stock awarded to a Participant under Section X of this Plan.  Shares of Common

Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become freely

transferable and free of substantial risk of forfeiture.

     (s)  SAR means a stock appreciation right entitling the

holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair

Market Value over the Initial Value of the SAR.

     (t)  Subsidiary means, with respect to any corporation, a

subsidiary of that corporation within the meaning of Code Section

424(f).

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III. ADMINISTRATION

     This Plan shall be administered by the Committee.  Employees of the Company and its Affiliates and Directors, whether or not employees of the Company or an Affiliate, shall be eligible to participate in this Plan; provided, however, that non-employee

Directors shall only receive awards of Options under Section VII below and no other awards or grants hereunder except for

adjustments pursuant to Section XI.  The Committee shall have authority to grant Options, Restricted Stock awards, or SARs or any combination thereof to any individual eligible to be a

Participant other than a non-employee Director, upon such terms

(not inconsistent with the provisions of this Plan) as it may consider appropriate.  The terms upon which each Option,

Restricted Stock award or SAR is granted by the Committee may include conditions (in addition to those contained in this Plan)

established by the Committee upon the exercisability of all or any part of the Option or SAR (including the terms of exercise,

Option price, time of vesting, transferability and

forfeitability) and the price, transferability or forfeitability of Restricted Stock.  Notwithstanding any such conditions, the

Committee may, in its discretion, accelerate the time at which any Option or SAR which has been granted by the Committee may be exercised or at which Restricted Stock becomes freely

transferable and free of risk of forfeiture.  The Committee, in its discretion, may establish guidelines supplementing this Plan regarding the selection of Participants, other than non-employee

Directors, and the amounts, times and terms for grants by the

Committee of Options, Restricted Stock awards and SARs.  In

addition, the Committee shall have complete authority to

interpret all provisions of this Plan, to adopt, amend, and

rescind rules and regulations pertaining to the administration of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan.  The Committee shall prescribe the form of Agreements, consistent with the Plan,

to set forth terms and conditions for Options, SARs and

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Restricted Stock awards granted to individual Participants.  Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and

conclusive.  No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Common Stock or stock right granted under its terms.  All expenses associated with the administration of this Plan shall be borne by the Company.

IV.  ELIGIBILITY

     (1)  General.  Any employee of the Company, or any employee of an Affiliate, who, in the judgment of the Committee, has

contributed or may be expected to contribute to the profits or growth of the Company or an Affiliate, as the case may be, may be granted one or more Options, SARs or awards of Restricted Stock by the Committee.  Non-employee Directors shall receive Options only under the terms of Sections VII below.

     (2)  Grants.  The Committee will designate employees to whom

Options, SARs or awards of Restricted Stock are to be granted and will specify the number of shares of Common Stock subject to each grant.  An Option may be granted to an employee with a related

SAR and an SAR may be granted to an employee with a related

Option or each may be granted independently.  All Options, SARs and awards of Restricted Stock granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and, with respect to grants of Options,

SARs and awards of Restricted Stock to employees, to such other terms and provisions as the Committee may adopt.

V.   MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

     Upon the proper exercise of any Option, independent SAR or award of Restricted Stock, and payment therefor, the Company may

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deliver to the Participant authorized but previously unissued

Common Stock.  The maximum aggregate number of shares of Common

Stock that may be issued pursuant to both this Plan and the 1986

Plan is 625,000, inclusive of all shares issued pursuant to the

1986 Plan prior to the adoption of this Plan, (the "Maximum

Issuable Shares").  The Maximum Issuable Shares shall be

increased, or decreased, at the end of each fiscal year by 13.39%

of the increase, or decrease, in the number of shares of Common

Stock issued and outstanding between the first and last days of the fiscal year (other than increases from the issuance of Common

Stock under this Plan or the 1986 Plan); provided, however, that the Maximum Issuable Shares shall not be reduced below the number that is the sum of those already issued and those that are the subject of outstanding options under the 1986 Plan or this Plan at the end of the fiscal year.  This annual adjustment shall first be made as of the last day of the Company's fiscal year that begins on January 1, 1989.

     If an Option is terminated, in whole or in part, for any

reason other than its exercise, the number of shares of Common

Stock allocated to the Option or portion thereof may be

reallocated to other Options to be granted under this Plan or options under the 1986 Plan.  Any shares of Restricted Stock that are forfeited by a Participant may be reallocated to other awards of Restricted Stock under this Plan.  Upon the exercise of an SAR granted independently of an Option, the Company may deliver to the Participant authorized but previously unissued Common Stock,

cash, or a combination thereof as provided in Section IX(3).  If such an SAR is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to that SAR, or portion thereof, respectively, may be reallocated to other Options under this Plan or options under the

1986 Plan or SARs which may be granted independently of Options under this Plan.

VI.  OPTION PRICE

     The price per share for Common Stock which may be purchased by the exercise of any Option granted by the Committee under this

Plan shall be set by the Committee.  Such Option price may differ between Options and may be less than Fair Market Value at the time of grant in the discretion of the Committee.

VII. OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

     Each Director of the Company who is not an employee of the

Company at the time of the grant shall receive a grant of an

Option for the purchase of 2,000 shares of Common Stock on the first business day following the 1993, 1994, 1995, 1996 and 1997

Annual Meetings of the Shareholders of the Company.  Each such

Option granted to a non-employee Director shall be for a purchase price equal to the Fair Market Value of the Common Stock at the time of the grant and shall be evidenced by an Agreement.  Such

Agreement shall contain terms and provisions consistent with the applicable provisions of this Plan.

VIII.     EXERCISE OF OPTIONS AND SARS

     (1)  Maximum Option or SAR Period.  Options and SARs granted to employees may be exercisable immediately or become exercisable after any term of months or years and may remain exercisable for any term of months or years as set by the Committee in its

discretion at the time of granting.  The date upon which any

Option or SAR granted by the Committee becomes exercisable may be accelerated by the Committee in its discretion.  The term of exercisability for any Option or SAR granted by the Committee may be extended by the Committee and may be made contingent upon the continued employment of the Participant by the Company or

Affiliate.  The terms of any Option or SAR granted by the

Committee may provide that the Option or SAR is exercisable in whole or in part from time to time over such period of time as the Committee shall consider appropriate.

     (2)  Nontransferability.  Any Option or SAR granted under

this Plan shall be nontransferable except, in the case of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any such transfer upon the death of the Participant, the Option and any related SAR must be

transferred to the same person or persons, trust or estate and may not be separated.  During the lifetime of the Participant to whom an Option or SAR is granted, the Option or SAR may be

exercised only by the Participant.  No right or interest of a

Participant in any Option or SAR shall be liable for, or subject to, any obligation, lien, or liability of such Participant.

     (3)  Employee Status.  In the event that the terms of any

Option or SAR granted to an employee of the Company provide that the Option or SAR may be exercised only during the employment of the Participant or within a specified period of time after the termination of his employment, the Committee may decide in each case whether and the extent to which leaves of absence for

governmental or military service, illness, temporary disability,

or other reasons shall be deemed interruptions of continuous employment.

IX.  METHODS OF EXERCISE

     (1)  Exercise.  Subject to the provisions of Sections VIII,

XI and XIII, an Option or SAR granted by the Committee may be exercised in whole at any time or in part from time to time at such times and in compliance with the applicable Agreement and such other requirements as the Committee shall determine.  An

Option granted under Section VII hereof may be exercised in whole at any time or in part from time to time at such times and in compliance with the applicable Agreement.  A partial exercise of an Option or SAR shall not affect the right to exercise the

Option or SAR from time to time in accordance with this Plan with respect to remaining shares subject to the Option or SAR, except that the exercise of an Option shall result in the termination of any related SAR to the extent of the number of shares with

respect to which the Option is exercised.

     (2)  Payment for Option Exercises.  Unless otherwise

provided by the Agreement (or permitted by the Committee for non-

qualified Options granted by the Committee), payment of the

Option price shall be made in cash (in United States dollars) or a cash equivalent acceptable to the Committee.  If the Agreement so provides (or the Committee so permits), payment of all or a part of the Option price for a non-qualified Option may be

effected by a "cashless exercise" thereof (i) by the Participant surrendering shares of Common Stock to the Company, or (ii) by the Participant delivering to a broker instructions to sell a sufficient number of the shares of Common Stock being acquired upon exercise of the Option to cover the Option price and any additional costs and expenses associated with the cashless

exercise.  If Common Stock is surrendered to pay all or part of the Option price, the shares surrendered must have a Fair Market

Value (determined as of the date of exercise of the Option) that is not less than such Option price or part thereof.

     (3)  Settlement of SARs.  At the discretion of the

Committee, the amount payable as a result of the exercise of an

SAR may be settled in cash, Common Stock or a combination of cash and Common Stock.  No fractional share shall be delivered upon the exercise of an SAR but cash shall be paid in lieu thereof.

     (4)  Shareholder Rights.  No Participant shall, as a result of receipt of any Option or SAR, have any rights as a shareholder until the date he exercises such Option or SAR.

     (5)  Tax Withholding With Respect to Options.  In the case of the exercise of an Option, the Participant shall pay to the

Company in cash the full amount of all federal and state income and employment taxes required to be withheld by the Company in respect of the taxable income of the Participant from such

exercise.  If the Agreement so provides (or the Committee so permits for non-qualified Options granted by the Committee),

payment of all or a part of such taxes may be made by the

Participant surrendering shares of Common Stock to the Company,

provided the shares surrendered have a Fair Market Value

(determined as of the date of exercise of the Option) that is not less than the amount of such taxes or part thereof, or by the sale of shares of Common Stock upon the cashless exercise of an

Option through a broker.

X.   RESTRICTED STOCK.

     (1)  Award.  In accordance with the provisions of Section

IV, the Committee will designate employees to whom an award of

Restricted Stock is to be made and will specify the number of shares of Restricted Stock to be awarded, and the purchase price per share to be paid by the Participant.

     (2)  Vesting.  The Committee, on the date of the award, may prescribe that the Participant's rights in the Restricted Stock shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time as is set forth in the Agreement.  By way of example and not limitation,

the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the employment of the Participant by the Company or an Affiliate or the service of the Participant as a Director terminates before the expiration of a stated term.

     (3)  Shareholder Rights.  Prior to the forfeiture of shares in accordance with the terms of the Agreement and while the

shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided,

however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock,

(ii) the Company shall retain custody of the certificates

evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank,

with respect to each award of Restricted Stock.  The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Stock.

     (4)  Tax Withholding With Respect to Restricted Stock.  The

Participant shall pay or provide for the payment to the Company in cash of the full amount of all federal and state income and employment taxes required to be withheld by the Company with respect to the inclusion in the taxable income of the Participant of any amount pursuant to an award of Restricted Stock, including an election made pursuant to Section 83(b) of the Code or the lapse of any restriction with respect thereto.

XI.  CHANGES IN CAPITAL STRUCTURE

     Subject to any required action by the shareholders of the

Company, the number of shares of Common Stock covered by each outstanding Option or SAR, and the price per share thereof, and the number of shares of Restricted Stock awarded, shall be

adjusted proportionately for any increase or decrease in the number of issued and outstanding shares of Common Stock of the

Company by reason of any stock dividend, stock split,

combination, reclassification, recapitalization, or the general issuance to holders of Common Stock of rights to purchase Common

Stock at substantially below its then fair market value, or any change in the number of shares of Common Stock outstanding

effected without receipt of cash, property, labor or services by the Company, or any spin-off or other type of distribution of assets to shareholders.

     In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all or part of its authorized shares without par value into the same number of shares with a par value, or any subsequent change into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Common

Stock within the meaning of the Plan.

     Except as expressly provided above in this Section XI or in

Section XIII(3), a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect,

and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Restricted Stock or of

Common Stock subject to any Option or SAR.

     The grant of an Option, SAR or Restricted Stock award

pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications,

reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell,

or transfer all or any part of its business or assets.

XII. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option or SAR shall be exercisable, no Common Stock or

Restricted Stock shall be issued, no certificates for shares of

Common Stock or Restricted Stock shall be delivered, and no

payment shall be made under this Plan (i) except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Company's shares may be listed and (ii) until the Company has obtained such consent or approval as the Board or the Committee may deem

advisable from regulatory bodies having jurisdiction over such matters and from the shareholders.  The Company and the Committee shall have the right to rely on the opinion of counsel for either of them as to such compliance.  Any share certificate issued to evidence Common Stock for which an Option or SAR is exercised or to evidence Restricted Stock may bear such legends and statements as the Board or the Committee may deem advisable to assure

compliance with federal and state laws and regulations.

XIII.     GENERAL PROVISIONS

     (1)  Effect on Employment.  Neither the adoption of this

Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an

Affiliate or in any way affect any right and power of the Company or an Affiliate, as the case may be, to terminate the employment of any employee at any time with or without assigning a reason therefor.

     (2)  Unfunded Plan.  This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan.  Any liability of the Company to any

person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created

pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     (3)  Change of Control.  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

          (a)  Any outstanding Option or SAR which is not

presently exercisable or vested as of a Change of Control Date shall become fully exercisable and vested to the full extent of the original grant upon such Change of Control Date.

          (b)  The restrictions applicable to any outstanding

Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested,

nonforfeitable and transferable to the full extent of the

original grant.

     (4)  Rules of Construction.  Headings are given to the

articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation,

or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

XIV. AMENDMENTS

     The Board may amend or terminate this Plan from time to

time; provided, however, that: (i) no amendment may become

effective until the approval of the Company's shareholders is obtained if the amendment (a) increases the aggregate number of shares that may be issued hereunder or (b) changes the class of individuals eligible to become Participants and, (ii) the Board may amend Section VII hereof but only to provide for the granting of Options to non-employee Directors in a year or years after

1997 which Option grants must not cause this Plan to fail to qualify for exemption from Section 16(b) of the Securities

Exchange Act of 1934 under the provisions of Rule 16b-3 or any successor rule and provided that such amendment to Section VII hereof must also be approved by a majority of the employee

Directors then serving on the Board.  No amendment shall, without a Participant's consent, adversely affect any rights of such

Participant under any Option or SAR outstanding or Restricted

Stock issued at the time such amendment is made unless required by law, regulation or rule of stock exchange.

XV.  EFFECTIVE DATE OF PLAN

     Options and SARs may be granted under this Plan, upon its

adoption by the Board, provided that no Option or SAR will be effective unless and until this Plan is approved by the holders of a majority of the shares of the Company's outstanding voting stock present in person, or represented by proxy, and entitled to vote at a duly held meeting of the shareholders.  No Option or

SAR granted prior to such shareholder approval may be exercised before the requisite shareholder approval is obtained.

XVI. GOVERNING LAW

     The Plan shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

0290858.04